UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 9, 2005

White River Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	333-123909	20-2315685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 North Shadeland Avenue, Indianapolis, Indiana		46219
(Address of Principal Executive Offices)		(Zip Code)

(317) 806-2166
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On August 9, 2005, White River Capital, Inc. (“White River”) acquired all of the issued and outstanding shares of common stock of Union Acceptance Corporation (“UAC”) pursuant to an Agreement and Plan of Share Exchange, dated March 9, 2005, between White River and UAC. Pursuant to the share exchange agreement, each 100 shares of UAC common stock outstanding and held by a particular shareholder of record at the effective time was exchanged automatically for one share of White River common stock. No fractional shares of White River common stock were issued. Instead, each shareholder who otherwise would have been entitled to receive a fractional share will receive an amount in cash for the fractional share in accordance with the terms of the share exchange agreement. Upon completion of the share exchange, UAC became a wholly owned subsidiary of White River. The shareholders of UAC approved the share exchange agreement at a special meeting of shareholders held on August 9, 2005.

On August 10, 2005, UAC filed Articles of Entity Conversion with the State of Indiana, converting to an Indiana limited liability company, and changed its name to “Union Acceptance Company LLC.”

White River common stock commenced trading in the “Pink Sheets” under the symbol “WRVC” on August 11, 2005.

UAC is a specialized auto finance company. Since confirmation of UAC’s bankruptcy Plan of Reorganization in August 2003, UAC has carried out the terms and provisions of the Plan of Reorganization. UAC is continuing business activities related to oversight of collection and refinancing its securitized and unsecuritized auto receivable portfolios pursuant to its Plan of Reorganization. Generally, UAC continues to collect cash as it becomes available from prescribed assets of the bankruptcy estate and to distribute such cash to the creditors of the bankruptcy estate who made allowable claims in the bankruptcy case. As a result of a creditor buyout, White River holds a substantial majority of the claims.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

White River has appointed Martin J. Szumski (age 39) as Chief Financial Officer, effective as of August 9, 2005, with the completion of the share exchange described in Item 2.01. Immediately prior to his appointment, Mr. Szumski had been providing services to White River on a consulting basis. Before that, he was a manager at the consulting firm Reese Partners, LLC (formerly Reese McMahon LLC) for seven years. During his tenure with Reese Partners he worked on engagements in various industries including automobile financing, advertising and manufacturing assisting clients with various financial and accounting issues, including engagements of Reese Partners on behalf of UAC. Prior to joining Reese Partners, for five years he was an operational accounting manager for First Merchants Acceptance Corporation, a sub-prime auto finance company.

White River entered into a letter agreement with Mr. Szumski providing that, if he is terminated without cause (as defined) within twelve months after he is hired as a White River employee and relocates from the Chicago, Illinois area, he will be entitled to his base compensation for the remainder of such twelve-month period.

Item 9.01   Financial Statements and Exhibits.

(a)  The financial statements of Union Acceptance Corporation included in pages F-2 through F-39 of White River’s Amendment No. 4 to Registration Statement on Form S-1/S-4 (Reg. No. 333-123909) are incorporated by reference in this Item.

(b) The pro forma financial information included under the heading “Unaudited Pro Forma Condensed Combined Financial Data of White River, Union Acceptance Corporation and Coastal Credit” in White River’s Amendment No. 4 to Registration Statement on Form S-1/S-4 (Reg. No. 333-123909) is incorporated by reference in this Item.

(c)  Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Share Exchange between White River Capital, Inc. and Union Acceptance Corporation dated March 9, 2005 (incorporated by reference to Exhibit 2.1 to White River’s Registration Statement on Form S-1/S-4 (Reg. No. 333-123909)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 12, 2005	White River Capital, Inc.

	By:	/s/ Martin J. Szumski
	Name:	Martin J. Szumski
	Title:	Chief Financial Officer